UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2012

STAG INDUSTRIAL, INC.

(Exact name of registrant specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

99 High Street, 28th Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 8, 2012, STAG Industrial, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) related to the Company’s 2012 annual meeting of stockholders held on May 7, 2012. This Current Report on Form 8-K/A is being filed solely to update the disclosures made under Item 5.07 of the Original Report regarding the frequency of future non-binding, advisory votes on executive compensation.

ITEM 5.07.                               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

As previously reported in the Original Report, in an advisory vote held at the annual meeting, consistent with the recommendation of the board of directors and management, over a majority of the votes cast recommended that the Company hold future advisory votes on executive compensation on an annual basis. In light of these voting results and other factors, the board of directors determined that the Company will hold future advisory votes on executive compensation on an annual basis until the next required non-binding advisory vote on the frequency of such votes on executive compensation. The Company is required to hold advisory votes on frequency every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

	By:	/s/ Kathryn Arnone
Kathryn Arnone
Executive Vice President, General Counsel
and Secretary

Dated: August 22, 2012